Exhibit 5.1

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

June 3, 2004

Price Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

  Re:
  Price Legacy Corporation, a Maryland corporation (the "Company")—Registration Statement on Form S-3 (File No. 333-115764) pertaining to the resale from time to time of 24,367,348 shares (the "Shares") of the Company's common stock, par value $.0004 per share (the "Common Stock"), by certain selling stockholders

Ladies and Gentlemen:

        In connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), pursuant to Registration Statement No. 333-115764, filed by the Company on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), you have requested our opinion with respect to the matters set forth below.

        We have acted as Maryland corporate counsel to the Company in connection with the matters described herein. In our capacity as Maryland corporate counsel to the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          (i)  the corporate charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on November 18, 1997, Articles of Merger filed with the Department on December 31, 1997, Articles Supplementary filed with the Department on August 5, 1998, Articles of Amendment filed with the Department on June 7, 2000, Articles of Amendment and Restatement filed with the Department on September 18, 2001, and Articles of Amendment and Restatement filed by the Company with the Department on March 12, 2004;

         (ii)  the Bylaws of the Company, adopted on or as of December 29, 1997 (the "Bylaws");

        (iii)  the Registration Statement;

        (iv)  a certificate of Mellon Investor Services, LLC ("Mellon"), transfer agent and registrar for the Company, certifying as to the number of authorized, issued and outstanding shares of the Common Stock of the Company, and the circumstances of the issuance of such shares (the "Mellon Certificate");

         (v)  a status certificate of the Department dated as of a recent date to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

       (vii)  the forms of warrants (the "Warrants") pursuant to which 683,419 of the Shares (the "Warrant Shares") are to be issued;

      (viii)  a certificate of Jeffrey Fisher, Chief Financial Officer of the Company, dated as of June 3, 2004 (the "Officers' Certificate"), to the effect that, among other things, the Charter and the Bylaws are true, correct and complete, that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officers' Certificate, and certifying: as to the forms of Warrants and the certificate evidencing the Shares (the "Certificate"), and the adoption by the Board of Directors of the Company of resolutions authorizing and approving the issuance by the Company of all of the shares of the Common Stock of the Company indicated as being issued and outstanding pursuant to the Mellon Certificate, and establishing the consideration to be received by the

Company in consideration of the issuance of each such share of Common Stock, and certifying that such consideration has been received by the Company prior to the issuance of each such share of Common Stock other than the Warrant Shares; and

        (ix)  such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

        Insofar as the opinions and other matters set forth herein constitute, or are based upon, factual matters, we have relied solely upon the Mellon Certificate, the Officers' Certificate and our knowledge. The words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as Maryland corporate counsel, no information has come to our attention that would give us actual knowledge or actual notice that any of the foregoing certificates on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of any such factual matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the attorneys within our firm who have represented the Company, as Maryland corporate counsel, in connection with the matters relative to this opinion.

        In expressing the opinion set forth below, we have assumed the following:

        (a)   Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

        (b)   Each individual executing any of the Documents on behalf of a party is duly authorized to do so.

        (c)   Each of the parties executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

        (d)   All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information as to matters of fact (but not legal conclusions) contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any of the provisions of any of the Documents, by action or omission of the parties or otherwise.

        (e)   The Shares other than the Warrant Shares, and the Warrants, were originally issued pursuant to resolutions duly adopted by the Board of Directors of the Company at meetings duly called and held, or by unanimous written consent of all incumbent directors, in exchange for the consideration stated in such resolutions as a condition to such issuances; the Warrants Shares will be issued upon payment of the consideration required to be paid pursuant to the Warrants, and between the date hereof and the date of issuance of the Warrant Shares, the Company will not take any action, including but not limited to the issuance of additional shares of Common Stock, which will cause the number of issued and outstanding shares of Common Stock, after giving effect to the issuance of the Warrant Shares, to exceed the number of such shares authorized for issuance under the Charter; one or more Certificates evidencing the Shares have been (or in the case of the Warrant Shares, will be) duly executed and delivered to or for the account of the selling stockholders named in the Registration Statement; and the Shares have not been, and will not be, issued, sold or transferred in violation of any restriction or limitation on ownership or transfer contained in the Charter.

        Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion as of the date hereof that the Shares have been duly authorized by all necessary corporate action on the part of the Company; and the Shares, other than the Warrant Shares, are, and upon exercise of the Warrants in accordance with the terms thereof the Warrant Shares will be, validly issued, fully paid and non-assessable.

        We note that the Shares are and will be subject to continuing restrictions on ownership and transfer as described in the Charter of the Company.

        The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing, we express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We express no opinion herein as to beneficial ownership of the Shares by the selling stockholders named in the Registration Statement, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                      Very truly yours,

                      /s/  BALLARD SPAHR ANDREWS & INGERSOLL, LLP